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                                      EXHIBIT 23

                           CONSENT OF DELOITTE & TOUCHE LLP




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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Keystone Financial, Inc. on Form S-8 of our report dated December 1, 1995, appearing in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
July 30, 1996